SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2004

CYTOGEN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

Item 5.	Other Events.

On October 29, 2003, Cytogen Corporation, a Delaware corporation (the “Company”) filed a registration statement (File No. 333-110040) (the “Registration Statement”) on Form S-3 with the Securities and Exchange Commission (the “Commission”) relating to the public offering pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $60,000,000 in shares of common stock of the Company. The Commission declared the Registration Statement effective on October 30, 2003.

On April 14, 2004, the Company entered into agreements with certain institutional investors pursuant to which the Company will issue and sell an aggregate of 2,570,000 shares of its common stock at a purchase price of $10.10 per share, for aggregate gross proceeds of $25,957,000.

A copy of each of the Placement Agency Agreement by and among the Company and CIBC World Markets Corp., JMP Securities LLC and ThinkEquity Partners LLC dated April 14, 2004 and the related press release of the Company, dated April 15, 2004 are filed herewith as Exhibits 1.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the issuance of Common Stock by the Company is qualified in its entirety by reference to such Exhibits.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement by and among the Company and CIBC World Markets Corp., JMP Securities LLC and ThinkEquity Partners LLC dated April 14, 2004.

5.1	Opinion of Hale and Dorr LLP.

99.1	Press release of the Company dated April 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ Michael D. Becker
Michael D. Becker
President and Chief Executive Officer

Dated: April 15, 2004

EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agency Agreement by and among the Company and CIBC World Markets Corp., JMP Securities LLC and ThinkEquity Partners LLC dated April 14, 2004.

5.1	Opinion of Hale and Dorr LLP.

99.1	Press release of the Company dated April 15, 2004.